Exhibit 10.2

Initial Property Management Service Agreement

Tips and Instructions

1. To regulate the Prophase Realty service, Housing and Construction Department of Sichuan Province works with Sichuan Province Administration for Industry and Commerce to jointly formulate this text of model contract in accordance with the Contract Law of the People’s Republic of China, the Property Law of the People’s Republic of China, the Property Management Regulations, the Property Management Regulations of Sichuan Province, the Contract Supervision Ordinance of Sichuan Province, and other relevant laws and regulations, so that the parties interested of the early-stage property service contract can enter into a contract.

This text of contract model shall be interpreted by Housing and Construction Department of Sichuan Province and Sichuan Province Administration for Industry and Commerce.

2. The parties interested of the early-stage property service contract shall follow the principles of equality, willingness, fairness and good faith, mutual respect, full negotiation and strict performance.

3. If the text of this contract model is used, the relevant contents shall not be modified. The contract that refers to this text of contract model shall not use the name or number of this text of contract model.

The name or number of this text of contract model shall not be used if the supplementary agreement is concluded based on the text of this contract model and conflicts with the text of this contract model

4. The text of this contract model consists of general and special terms and conditions. General terms and conditions cannot or need not be negotiated, while special terms and conditions are optional and complementary when concluding the contract.

The optional clauses are marked with the symbol “□”, with “√” or “×” for affirmation and negation. The complementary clauses are marked with the underline. The interested parties fill in the consensus through negotiation, with “×” for on objection or “-“ for deletion.

5. The terms and conditions that one party selects or fills in early without negotiation with the other party shall be deemed as standard clauses. Neither party shall use the standard clauses to treat the other party in an unfair and unreasonable way. The interested parties shall consciously be supervised by the relevant government departments and trade organizations.

6. The notices, explanations or written documents attached to the contract that are related to the conclusion and performance are part of the contract, which shall be confirmed by both parties and marked with signature, seal and date.

7. The underline in the text of this contract model can be extended or shortened as required.

Prophase Realty Service Contract

No.:

Party A (Builder): Sichuan Xuanyuan Real Estate Development Co., Ltd.

Business License Registration No.: 91510108780122008B

Enterprise Qualification Certificate No.: 510105DF3434383Z

Organization Code:

Legal Representative: YANG Dalu

Mail Address: 28F, Dalu International Building, No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code: 610000             Contact:

Entrusted Agent: Chen Fengyi

Mail Address: 28F, Dalu International Building, No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code: 610000             Contact:

Party B (Property Service Enterprise): Sichuan Dalu YingLianHua Property Management Co., Ltd.

Business License Registration No.: 9151010573773042XK

Enterprise Qualification Class and Certificate No.: Class Three C.F.W.Z. 5101050455

Organization Code:

Legal Representative: Huang Zongying

Mail Address: No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code: 610000             Contact:

Entrusted Agent: Cai Guoli Contact number:

Mail Address: No.11-1, Section 4, Renmin South Road, Wuhou District, Chengdu City

Postal Code:610000             Contact

In order to clarify the rights and obligations of the early-stage property service, Party A, on the principles of equality, willingness, fairness, honesty and credit, selects and employs Party B as the provider of early-stage property service via ☑ bidding □ agreement conclude this contract about related matters through negotiation in accordance with the Contract Law of the People’s Republic of China, the Property Law of the People’s Republic of China, the Property Management Regulations, the Property Management Regulations of Sichuan Province, the Contract Supervision Ordinance of Sichuan Province, and other relevant laws and regulations.

Article 1 The Validity of Contract for the Owner

If Party A concludes the property sales contract with the property buyer, the Temporary Management Regulations and this contract shall be taken as an annex to the property sales contract.

Before the delivery of property, the beneficiary of the services provided by Party B is Party A and Party A shall be entitled to the rights agreed herein and fulfill the obligations agreed herein; After the delivery, the beneficiary of the services of Party B shall be the owner (including the actual user of the property, the same below), and the owner shall be entitled to the relevant rights agreed herein and fulfill the relevant obligations agreed herein.

Article 2 Overview of the Entrusted Property Project

Entrusted Property Project (hereinafter referred to as the property): Dalu Chaoli and Dalu Yifu

Property Type: ☑ residence ☑    office ☑     commerce ☑     hotel

Location: Xilin Village, Qinglong Township, No.11, Hengjie Street, Zhaojue Temple, Fuqing Road, Chenghua District

East to Zhaoqing Henglu Road

South to Zhaohui Road

West to the Henglu Road of Zhaojue Temple

North to the planned land

Planned Floor Area: about [212,756.17] square meters

See Annex 1 for the planning plan, and Annex 2 for the detailed property composition in the area of property management.

Article 3 Property Services Provided by Party B

(1) Repairing, maintenance and management of the common parts of the property management (see Annex 3 for the common parts of the property management);

(2) Operation, repairing, maintenance and management of the common facilities and equipment of property (see Annex 4 for the common facilities and equipment of property);

(3) Cleaning and sanitation of the common parts of the property and related sites, the collection, cleaning and transportation of garbage, and the dredging of downpipe and sewage pipes;

(4) Maintenance and management of public greening;

(5) Order management of vehicle parking;

(6) Assist the public security organizations in maintaining public order and taking safety precautions;

(7) Internal decoration management services;

(8) Management of property archives;

(9) Formulate and implement the Decoration Management Measures, Access Management Measures, Fire Control Management Measures and other management systems;

(10) Accept the entrustment of the general meeting of owners or the owner committee to persuade, announce, urge and rectify owners infringe on the public interest in the area of property management;

(11) Implement property services under the Temporary Management Regulations of this project.

Article 4 Property Service Standard

Party B shall provide property services in accordance with the following (No.1) documents;

(1) Follow the fifth-level property service standards under the Residential Property Service Standard. See Annex 5 for more details;

(2) The agreed standards. See Annex 5 for details.

Article 5 Term of the Contract Performance

The term of contract performance follows the (2):

(1) From /year/month/day to /year/month/day.

(2) From May 1, 2019 to the effective date of the property service contract concluded by the owner committee on behalf of all the owners and the property service enterprises renewed or reselected.

Article 6 Property Service Fee

(1) Billing Method

The preliminary service fee of the property is subject to the (1) billing method:

1. The Overall Rationing system.

Party A and the owner shall pay the property service fee to Party B, and the surplus or loss shall be owned or borne by Party B.

2. Commission/Remuneration system.

The commission/remuneration shall be deducted from the prepaid property service fee according to the / way. The rest shall be used for the expenses agreed herein. The balance or deficiency shall be owned or borne by Party A and all owners:

(1) The remuneration is drawn from the property service fee receivable in the proportion of /% each month/year;

(2) The remuneration of / is drawn from the property service fee receivable each month/year;

According to the remuneration system, Party B shall announce the annual property service plan and the annual budget and final accounts of the property service fund to all the owners, and publish the income and expenditure of property service funds to all owners from year / month to year / month and accept the / audit supervision.

(2) Charging standard

The property service fee shall be charged according to the building floor area registered on the house ownership certificate. If the building ownership certificate isn’t registered, the property service fee shall be charged according to the building construction area measured by the building surveying and mapping institutions. If the floor area is not measured, the property service fee shall be charged according to the floor area under the commercial housing sales contract. If there is any other type of property in the later development process of this project or design change, the property service fee standard of the corresponding property shall be separately supplemented and agreed by both parties.

1. Residential buildings: RMB 3.1 / square meter · month

2. Office: RMB 10 / square meter · month (Building 7, excluding the usage fee of central air conditioning );

3. Office: RMB 4.2 / square meter · month (Building 2 and Building 4, excluding the usage fee of central air conditioning)

4. Commerce: RMB 7 / square meter · month (excluding central the usage fee of air conditioning)

5. Hotel: RMB 2 / square meter · month (share major property costs)

6. Parking space: RMB 90 / month, child-mother parking space RMB 120 /month

(3) Payer

For the property not sold or delivered, the property service fee shall be borne by Party A; for the property delivered or deemed to be delivered (subject to the commercial housing sales contract), the property service fee shall be borne by the owner.

(4) The property service fee is mainly used for the following items.

(1) Salary, social insurance and welfare of management and service personnel according to regulations;

(2) The daily operation and maintenance costs of the common parts and common facilities and equipment of the property;

(3) The expenses of public cleaning and sanitation in the property management area;

(4) The expenses of public greening and maintenance in the property management area;

(5) The expenses of public order maintenance in the property management area;

(6) Office expenses;

(7) The expenses that the property management enterprise purchases service equipment and facilities and equipment, as well as the depreciation of fixed assets;

(8) Legal taxes and fees;

(9) Unforeseen funds, including funds for dealing with emergencies and emergencies, and assisting in holding community activities, etc.;

(10) Reasonable profits of the property management enterprise;

(11) The minor repair of public parts and public facilities and equipment belongs to the contractual obligation of the property service enterprise, and the fees have been included in the daily property service fees paid by the owner. The following items are included by the category of minor repairs:

1) Replacement or maintenance of lamps (including lamp holder, lamp pole) and public household meters, and maintenance of public circuits in the community except for the main cables;

2) Maintenance and update of water supply system and fountain facilities except for the main water pipe;

3) Painting and repainting of property facilities;

4) Maintenance and replacement of indication systems such as trash cans, chairs and road signs in public areas, public alarm systems (except cameras, hosts and cables), fire-fighting equipment in management rooms and clubs, kitchen equipment and sports exercise equipment used by property service enterprises;

5) Except for the above items of minor repair, other maintenance of single item shall not exceed RMB [1000].

(5) Property Service Fee Payment

The owner should pay the property service fee from the date of delivery under commercial housing sales contract.

If the house is vacant after the delivery because the owner doesn’t move into the house or have internal decoration, the property service fee shall be paid in full by the owner or the property user of the lease.

Party A’s property service fee shall be paid quarterly from the effective date of this contract.

The property service fee of the owner shall be calculated from the next day after the delivery of the property and paid semiannually for the first time, and then quarterly.

Party A and the owner shall pay the property service fee within ten (10) days of each payment cycle.

(6) Other

1. If Party A, the owner of the property and the actual user of the property agree that the actual user of the property shall pay the property service fee, the agreement shall prevail. Party A and the owner of the property shall be jointly and severally liable. Party A and the owner of the property shall timely inform Party B in writing of the payment agreement among Party A, the owner of the property and the actual user of the property, otherwise Party A and the owner shall bear the responsibility of payment.

2. The owner or the user of the property shall bear the cost of water, electricity, gas, optical fiber, etc. If the property ownership is transferred, the previous owner shall settle all the property use expenses of property service, water, electricity, gas, garbage clearance, optical fiber. The aforementioned expenses shall be settled on the date of the transfer of property rights.

Household garbage disposal fee, decoration management service fee and other fees shall be paid by the owner according to the relevant standards of the government.

If some owners fail to pay or refuse to pay expenses of water, electricity and gas on time, it may suspend the service by relevant departments for the area of property. This act damages the public interest of all owners, and Party B has the right to deal with it according to the Temporary Management Regulations.

3. If the owner changes the residential house into a non-residential house according to law during the term of this contract, the property service fee will be - RMB / square meter · month.

4. According to the Notice of Chengdu Price Bureau and Chengdu Real Estate Administration Bureau on the Implementation of the Property Service Fee Management Rules of Sichuan Province, the public liability insurance expenses of common parts, facilities and equipment of the property shall be shared by the owners according to the proportion of their respective exclusive parts to the total building area. The family property and personal safety insurance of the owner and the property user shall be undertaken by themselves.

Article 7 Service Fee for Parking Space

(1) The parking space is planned in the area of property management. Party B has the right to reasonably arrange and necessarily restrict vehicles that are temporarily parked in the community road or other relevant places by the owner, the user of the property and visitors, and prohibit any vehicles occupying public passageway and hindering the access.

(2) Party B shall have the right to register vehicles coming in and out of the community. For vehicles that aren’t in compliance with the relevant laws and regulations, and hinder public order and safety in the community, Party B may directly or entrust the third party to take measures to unblock public roads and safeguard the building area, including but not limited to trailer and others. All the expenses arising therefrom shall be borne by the vehicle holder.

(3) For the monthly and temporary parking of the owner or other persons, the fee shall be paid according to party A’s notice.

(4) The vehicle property service fee charged by Party B □ include ☑ excludes the vehicle storage fee.

The parking space property service provided by Party B is for the property management of the public parts and common facilities and equipment of the underground parking lot. The obligation of Party B is to ensure the normal operation of public facilities and equipment of the underground parking space, and clean and unimpeded public passageway, which does not involve the internal management of the parking space. Party A and Party B shall not assume any responsibility for the custody of vehicles or its fortunes in the parking space, and the damage or loss of vehicles in the parking space.

Article 8 Special Service

Special service refers to other services except the content stipulated in Article 3 hereof. The special service contract shall be concluded with Party B if the owner requires Party B to provide special service.

Article 9 Rights and Obligations of Party A

(1) On behalf of the owner, request Party B to provide property services as agreed in this contract, and have the right to supervise and suggest the property services provided by Party B;

(2) On behalf of the owner, review and approve the property service plan and public management system submitted by Party B, solicit and accept reasonable suggestions proposed by Party B;

(3) Supervise and assist Party B in the implementation of property services, the implementation of temporary management regulations and public management system;

(4) When selling the property, take the Temporary Management Regulations and this contract as the attachments to the property sales contract;

(5) To hand over the property with clear ownership, complete data, good quality, full-fledged functions and well-equipped supporting facilities in accordance with national regulations and property sales contract;

(6) Go through the property inspection procedures with Party B in accordance with the relevant national and provincial regulations;

(7) Urge the property buyer to accept property according to the commercial housing sales contract;

(8) To undertake the responsibility of property maintenance in accordance with laws and regulations and the quality guarantee of commercial housing;

(9) Entrust Party B to operate and manage public parts of the property in the area of property management;

(10) The parking space (namely, the parking spaces marked in the completion acceptance drawings), swimming pool, club (hall), commercial housing and other buildings and structures not included in the shared area in the area of property management are owned by Party A rather than all the owners. Party A has the right to sell, lease, gift, mortgage, and entrust Party B to manage the above buildings. If Party A is willing to entrust Party B to operate, both parties shall negotiate and sign the entrustment contract separately.

Other projects outside the area of property management developed and constructed by Party A and unsold hotels, clubs, schools, leisure halls and commercial rooms shall be owned by Party A. Party A has the right to operate or lease them in the form of socialized model. If Party A is willing to entrust Party B to operate, both parties shall negotiate separately.

Article 10 Rights and obligations of Party B

(1) Collect property service fee and special service fee from Party A and the owner in accordance with the contract herein;

(2) Inform the owners of the prohibited house decoration, the allowed construction schedule, and the do’s and don’ts for removal and disposal of wastes;

(3) Responsible for maintaining the public order within the area of property management and assisting in safety precautions;

(4) Discourage Party A and the owner from violating the national and provincial laws and regulations on property management and temporary management regulations, and timely report to the relevant administrative competent department in writing if the dissuasion fails;

(5) Provide the corresponding property service in accordance with the contents and standards agreed herein, undertake the responsibilities of property service, and accept the supervision of Party A and the owner;

(6) Formulate the property service plan and public management system in accordance with the relevant provisions of the state and this province and this contract. Be responsible for preparing the annual maintenance plan of the property and organize the implementation;

(7) Prohibit from entrusting the whole or main obligations of the property to other parties, allow to entrust special service matters herein to specialized service enterprises;

(8) Publicize the service items and fee standards and relevant information in a prominent position of the property;

(9) Properly keep and use the property files and property service files, timely record relevant changes, and do not use the owner’s information for other purposes other than the property management;

(10) Manage house decoration in accordance with the Regulations on Housing Use and Safety Management in Chengdu; inform, dissuade, stop and report any illegal acts such as changing the nature of house function (housing commercialization, etc.) and damaging the building structure.

(11) In case of major events in the area of property management, the property service enterprise shall timely report relevant administrative competent departments and specialized units in accordance with the relevant provisions.

Article 11 Operating Income of Common Parts

The operating income of common parts owned by the owner shall be handled in the following option(3), and shall be regularly published to all stakeholders for inspection:

(1) Supplement the special maintenance funds in accordance with the proportion of the owner’s exclusive part to the total building area in the area of property management;

(2) Recover the shortage of property service fee;

(3) Uniformly bring the operating income into the special account of municipal maintenance fund supervision, and use it for the following scope:

1. 51% of the operating income is used to supplement corresponding special maintenance funds;

2. 0% of the operating income is used for the establishment of general meeting of owners and corresponding activities;

3. 49% of the operating income is used to recover the lack of property service fees.

Article 12 Houses for Property Services and Discussion Activities of the Owner Committee

Party A shall, within thirty (30) days after the signing of the property undertaking inspection agreement, provide the decorated houses that can be directly put into use by property services and discussion activities of the owner committee for Party B for free in accordance with relevant regulations.

The houses for property services covers 622.83 square meters, including the building area above the ground of 306.15 square meters, located in Building 1-3, Unit 1, F1 and Building 2-1, F1; the building area under the ground is 256.68 square meters located in Building 1-3, Unit 1, B1. The houses for discussion activities of the owner committee covers 60 square meters, located in Building 1-3, Unit 1, B1 and Building 2-1, F1 (the area and data herein are predicted value. The actual size shall be subject to the measured data after completion acceptance).

The houses for property services and discussion activities of the owner committee are jointly owned by all the owners. Party B and the owner committee shall use the houses for free and be responsible for repairing and maintenance. The houses aren’t for sale or mortgage, or are used for other purposes.

Article 13 Inspection of Common Parts of the Property

(1) Party A shall complete the inspection and sign the acceptance agreement with Party B in fifteen (15) days when the property is completed and delivered to the owner for use.

(2) The property inspection shall be according to the (1) method:

1. Invite the representative of owners and the real estate administrative department where the property is located to participate in the inspection;

2. Hire relevant specialized institutions to assist in inspection.

(3) Party B shall check the common parts in the area of property management and the corresponding property files. Party A shall hand over the following materials to Party B ahead of twenty (20) days before the on-site inspection:

1. Completion general plan, single building, structure, equipment as-built drawings, supporting facilities, underground pipe network project as-built drawings and other completion acceptance data;

2. List of common facilities and equipment and other technical data of installation, use and maintenance;

3. Property quality warranty documents and property instructions;

4. Other information necessary for the property inspection.

(4) Party B shall inform Party A in writing of the inconsistencies that common parts conflict with the as-built drawings and the planning and design approval documents. Party A shall deal with the problems in accordance with the regulations. If the remaining problems that Party A fails to rectify in time, both parties agree to find a solution in the following ways:

Continuous rectification after recording.

(5) The property inspection fee shall be settled by Party A as the case may be.

(6) The property inspection agreement is a supplementary agreement to this contract and shall have the same legal effect.

Article 14 Special Maintenance Funds

(1) The collection and use of the special maintenance funds shall be carried out in accordance with the relevant national and provincial regulations.

(2) The special maintenance funds shall be used for the maintenance, renewal and renovation of the common parts and common facilities and equipment in the area of property management.

The special maintenance funds shall be deposited into the special account, which shall be calculated according to the building and calculated by the account.

(3) If the owner transfers the property, the balance of the special residential maintenance funds deposited by the owner shall not be returned and transferred as the ownership of the house.

(4) Party B shall publish the use of the special maintenance funds at least once a year and accept the supervision of the owner, which shall be published by the owner committee since its establishment.

Article 15 Property Warranty

Party A shall be responsible for the warranty of common parts and facilities in accordance with the warranty period and scope stipulated by the state and the province.

If Party A entrusts Party B to provide warranty services for common parts and facilities and equipment of the property, the relevant services and fees shall be separately agreed upon by both parties.

Article 16 Disclaimer Clause

Party B shall not be liable for the following circumstances:

(1) Party B shall timely inform Party A and the owner of the fact that the property services cannot continue to be performed due to force majeure and provide corresponding proof within a reasonable period. However, Party B shall not be exempted from liability for the delaying the performance s after force majeure, and for expanding loss due to inappropriate measures;

(2) Party B has performed the obligations agreed herein, but the losses are caused by inherent defects of the property itself;

(3) Losses caused by shutdown of water, power and common facilities and equipment that is necessary for maintenance and has informed the owner in a reasonable way in advance;

(4) Losses caused by temporary suspension of water, power, gas, heat, communication, cable TV and other common facilities and equipment that are not triggered by Party B;

(5) Losses caused by the failure to be repaired that are not caused by Party B and need assistance from the relevant owners or users;

(6) Losses caused by damage consequences that Party B has put forward reasonable suggestions or prevented the owner’s dangerous behaviors as far as possible but the owner fails to adopt the suggestions or accept the prevention when the owner improves the self-use part and uses common parts, thus resulting in damage consequences, including but not limited to throwing objects from high altitude, illegal decoration, overdue maintenance or convenience for maintenance;

Article 17 Modification, Rescission and Termination of Contract

(1) During the term of this Contract, Party B may conclude a modification agreement or supplementary agreement upon reaching a consensus with the owners who posses half of exclusive part of the properties in the area of property management and more than half of total owners.

(2) In any of the following circumstances, if the property service fee standard needs to be adjusted, the property service enterprise shall negotiate with Party A and the owner, and obtain the consent of the owners who posses half of exclusive part of the properties in the area of property management and more than half of total owners:

1. Adjust the energy consumption price of public service products;

2. The owner requires changing the content and level of property service;

3. Adjust the repairing and maintenance costs of common facilities and equipment in the area of property management;

4. Adjust other policy-related expenses.

(3) Party B may raise the property service fee according to the following procedures:

1. Explain the reasons for raising the property service fee and the plan to all the owners in the public notice column of the property service area.

2. Issue the Soliciting Form for raising the property service fee to all the owners after thirty (30) days of the aforementioned publicity. Directly issue or send the form to the owners who have settled down by means of mailing address reserved by Party B; send the form to owners who have settled down by means of mailing address kept in the commercial housing sales contract signed with Party A.

The letter sent by the above way shall be deemed to be delivered on the fifth day after Party B sends it. The owner who doesn’t have a written reply or feedback within seven (7) days from the date of delivery shall be deemed to agree to Party B’s plan of property service fee adjustment.

3. The plan of property service fee adjustment completed according to the above procedures shall take effect upon the consent of the owners who posses half of exclusive part of the building in the area of property management and more than half of total owners. The plan comes into force from the effective date. The owner’s voting opinions shall be filed by Party B for future reference. The owner or other users of the property shall not prevent from fulfilling the plan in excuse of approval or record not by the price department.

4. If the aforementioned plan of property service fee is not approved by the owner, Party B shall have the right to terminate the service and make announcement in the public notice column in advance. The owner and other users shall not require Party B to continue to provide management services without basis.

(4) Within the term of this contract, if Party A violates the obligations agreed herein and Party B fails to complete the service contents and standards agreed herein, Party B shall have the right to request Party A to solve the problem within a reasonable period. Party B may terminate the Contract in case of overdue unsettlement; Party A shall be liable for compensation.

(5) During the term of this contract, if Party B’s service fails to meet the service content and standards agreed herein, Party A and the owner shall have the right to require Party B to rectify within a reasonable time limit. If party B fails to rectify within the time limit and causes heavy losses to Party A and the owner, Party A and the owner may terminate the Contract.

(6) The contract shall be terminated by the term of the contract. If the general meeting of owners has not yet been established, Party A and Party B may renew the contract.

Upon the request of the owners who posses half of exclusive part of the building in the area of property management and more than half of total owners, the property service enterprises shall be renewed or re-selected.

Article 18 Liability for Breach of Contract

(1) If Party B arbitrarily raises the fee standard, Party A and the owner shall have the right to refuse to pay the excess; if paid, Party B shall return the fee and pay 1% as liquidated damages to Party A and the owner.

(2) If Party A and the owner fail to pay the property service fee or other payables by Party A on time and in full amount, they shall bear 0.5% of the unpaid amount for each overdue day as liquidated damages, unless Party A and the owner have justifiable reasons.

(3) If Party B fails to meet the service content and standards agreed herein and causes losses to Party B because Party A violates this contract, Party A shall be liable for breach of contract. In case of losses to the owner or the third party, Party B shall firstly make compensation and recover from Party A. The owner shall not refuse or claim to reduce the property service fee on the grounds that Party A violates the contract.

If Party B fails to meet the service content and standards agreed herein and suffers loss because the owner violates this contract and causes, the owner shall be liable for compensation; In case of losses to Party A, other owners or the third party, Party B shall make compensation and recover from the defaulting owner.

(4) If Party B fails to perform contractual obligations or violate contractual obligations in the agreement, Party A and the owner shall have the right to require Party B to rectify within a reasonable time. If Party B fails to make rectification within the time limit and causes losses to Party A and the owner, Party B shall be liable for compensation.

(5) If either Party A or Party B terminates the contract in advance without justifiable reasons, one party shall pay the other party a liquidated damages of RMB /; if the economic losses caused to the other party exceed the liquidated damages, one party shall be liable for compensation.

(6) Party B is entrusted by specialized units to collect water, electricity, gas, information, sanitation and other expenses (including the expenses of water and electricity shared by the owner) and has prepaid the relevant expenses in the current month, the owner shall repay the relevant expenses before the 10th day of each month. If the owner fails to pay the relevant expenses on the deadline, Party B shall collect liquidated damages at 0.3% of total overdue expenses daily from the overdue date.

Article 19 Dispute Resolution Methods

Any dispute arising from the performance shall be settled by both parties through negotiation, or mediated by relevant departments or trade organizations. If negotiation or mediation fails, the following (2) method shall be taken:

(1) Sue for arbitration in the arbitration commission;

(2) Legally file a lawsuit in the people’s court in the place where the project is located.

Article 20 Other Appointments

N/A

Article 21 Validity of Contract

This contract is in six copies, Party A and Party B shall keep two copies respectively. The county-level (city, district) real estate administrative department shall keep one copy. The sales office and property service office shall make one copy public. This contract comes into force from the date of signing.

Party A (signature and seal): Sichuan Xuanyuan Real Estate Development Co., Ltd. Legal Representative: Entrusted Agent: Signing date:	Party B (signature and seal): Sichuan DALU YINGLIANHUA Property Management Co., Ltd. Legal Representative: Entrusted Agent:

Annex 1:

Planning Map

Annex 2:

Detailed List of Property Composition

Type	Building No.	Number of Suite (Unit)	Floor Space (Square Meters)
Residence	Building 1-1	/	/
Residence	Building 1-2	/	/
Residence	Building 1-3	/	/
Residence	Building 1-4	/	/
Residence	Building 1-5	/	/
Commercial housing	Building 1-1	/	/
Commercial housing	Building 1-2	/	/
Commercial housing	Building 1-3	/	/
Commercial housing	Building 1-4	/	/
Commercial housing	Building 1-5	/	/
Office	Building 1-4	/	/
Office	Building 2-2	/	/
Bicycle garage	Building 2-2	/	/
Motor vehicles garage	2-1, 2, 2	/	/
Place of cultural activity	Building 1-1	/	/
Houses for discussion activities of the owner committee	Building 1-3	/	/
Houses for discussion activities of the owner committee	Building 2-1	/	/
Houses for property services	Building 1-3	/	/
Houses for property services	Building 2-1	/	/

Total
Remark

Annex 3:

Common Parts of the Property in Details

1. Building load-bearing structure; frame structure

2. Main structure of the building; shear wall structure

3. Public foyer; overhead part of 119.51m² in Building 1-5

4. Public corridor; floor tiles: beige

5. Public stairwell; plastering of basic buildings

6. Internal patio;

7. Outdoor wall; beige real plaster, dark brown and gray paint

8, Roof; heat insulation, waterproof material, rigid layer

9. Communication room; 20.16 m²

10. /

11. /

12. /

13. /

14. /

15. /

Annex 4:

Details of Common Facilities and Equipment of the Property

1. Lift:

Elevator: 26

Escalator: /

2. Greening rate: 30%: 3151.13 square meters;

Greenbelt among buildings and the centralized green space of 2102.33 square meters;

The paved area with masonry of 16,820 square meters.

3. Municipal works in the region:

[Road] [Road among buildings] 4,750 square meters;

[Outdoor water supply pipe and downcomer] 1,600 meters;

[Irrigation canals and ditches]

[Impounding reservoir] 2;

[Septic tank] 2;

[Sewage well] 82;

[Rain water well] 96;

Transformation and distribution system INCLUDES commerce, residence and non-residence;

High-voltage duplicate power supply 500KV A (2 units) and one unit of 1000KVA

Public lighting facilities [street lights] 168;

[Lawn lights] 98; [ ];

[Outer guard bars and walls outside the area of property management]

[High pressure water pump] [High pressure water tank] one set;

[Sewage pump] set 64 units as required;

[Reclaimed water and equipment system]

[Fire control room] 1 set;

4. [Gas regulating station] 1 set;

5. Fire-fighting facilities including fire extinguishers, spray, fire hydrant, emergency broadcast, gas-fire extinguishing system, etc.;

6. Monitoring facilities include the minimum configuration forming the monitoring system;

7. Lightning protection facilities include relevant facilities for each building;

8. Air conditioning equipment: [central air conditioning system] range of use / ;

9. The shared TV antenna: 1 set;

10. Computer network line: main line;

11. Contact: main line

12.3 Parking spaces of motor vehicle above the ground parking lot: 3, / square meter;

13. Parking spaces of motor vehicle under the ground parking lot: 1441, / square meter;

14. Non-motor vehicle garage / square meters;

15. Garbage transfer station: 1

16. Letter box /;

17.Houses for common facilities and equipment room / square meters;

18. Houses for property service: 562.83 square meters;

19. Houses for discussion activities of the owner committee: 60 square meter.

Annex 5: Items and Standards of Property Service

Fifth-level Standards of Residential Property Service Grading

Item	Contents and Requirements
Customer service place

1. a customer service center, at least should be equipped with desk, chair, reception desk, water dispenser, telephone, fax machine, copier, computer, printer, network, office charging system.

2, the public property service enterprise business license, qualification certificate (copy) or other manager directory certificate (copy) The name, photos, post information, property service items, service items, charging items, charging rate (once quarterly statistics), repair telephone, three-level complaint telephone and other property services and fee information. There is a management information inquiry desk. To providing special services, the service items, service standards and fee standards shall be publicized.

3. The customer service center shall be on duty for at least 14 hours, and there shall be on-duty personnel in the property management area at other times.

4. the public notice has a 24-hour service telephone number.

Personnel

1. The employees shall obtain the professional qualification certificates in accordance with the relevant regulations.

2. Implement the project manager responsibility system, and a property management area is equipped with one project leader. The project leader shall obtain the Chengdu Property Service Project Manager Certificate or the National Property Management Enterprise Manager Certificate or the Qualification Certificate of Registered Property Manager.

3. The employees and project leaders shall be included in the Chengdu Property Service Credit Information Archives Management System and hold the practice list certificate.

4. The project property service center is equipped with a customer manager, and the number of managed households per person should not be more than 100.

5. Employees should wear uniform clothes, wear signs, and standardize service, civilized language, initiative and enthusiasm.

6. The account manager has a good image and can provide both Chinese and English bilingual services.

System

1. Owner’s manual with convenience service guide.

2. Both parties have signed a standard (preliminary) property service contract, and the contract rights and obligations are clear.

3, there are common parts and common facilities and equipment maintenance, fire safety prevention, greening maintenance, environmental sanitation, public order maintenance and other management systems.

4. Have emergency plans for public emergencies.

5. Have a training and assessment system.

6. Have the property service work records.

Files

1. there are property service file management system, elevator, fire fighting and other facilities and equipment to undertake inspection, operation, maintenance, maintenance files.

2. the file data management is standard, complete, clean, and easy to access.

3. there is a file management specialist, and set up a file reference room.

4. the application of property service electronic software management basic information, basic information, maintenance and maintenance data, charging data, etc.

Sign

1. The key parts shall be equipped with safety warning signs, fire protection marks, guidance marks, indications and other marks according to the relevant requirements.

2, there is a warm reminder of advocating civilized, environmental protection and healthy life.

3. The building number, house number and public supporting facilities and equipment are clearly marked and obvious.

4. The material and design style of the logo should meet the quality positioning of this project.

Customer service

1. Publicize the performance of the property service contract every month.

2. Important property service matters shall be informed in written form at the main entrances and exits and inside the unit door of each building, and the owner shall be informed in the form of SMS through the information platform.

3. Acts violating laws and regulations in public security, planning, and environmental protection shall be discouraged and reported to relevant administrative departments

4. Water and electricity emergency repair within 15 minutes and other 30 minutes; the equipment and facilities responsible by the special service enterprise shall be informed within 30 minutes; the maintenance return rate shall not be less than 50%.

5. Comments, suggestions and complaints from the owner or user shall be answered within 24 hours; the complaint return visit rate shall be 100%.

6. Conduct a third-party satisfaction survey once a year, and the customer satisfaction rate is no less than 90%.

7. Have a pet management system and measures, set up pet management signs, strict management, and have a dog roster in the park.

8. The entrance and exit are equipped with convenient service carts, and the configuration standard is no less than 1 vehicle / 100 households, and no less than 10 vehicles.

9. Insured for common property parts, common facilities and equipment, and public liability insurance.

10, intelligent public broadcasting system, strong and durable profile, beautiful shape, regular broadcast and background music every day.

11. The public toilets divided by men and women can be used normally, and the barrier-free facilities for the disabled in the public toilets are in good use, without encroachment, damage and other phenomena.

12. There are noiseless atmosphere management services measures, staff on duty at night, patrol walkie-talkie wear headset, the process of work implementation of “light speech, light walking, light operation”.

13. Organize the owner to visit the common facilities and equipment room every year.

14. Provide special engagement services.

15. Accept the entrustment, provide mail collection and delivery, water, electricity, gas, network opening procedures and fee payment services. Create a festive atmosphere for important festivals.

17. Provide supporting services for the clubs and swimming pools.

Special entrusted service management

1. Sign a special service commission contract to clarify the rights and obligations of all parties.

2. Professional service enterprises shall meet the qualification requirements of relevant administrative departments; operators shall hold corresponding professional qualification certificates.

3. Personnel of professional service enterprises should wear signs when entering the property management area.

4. Have a supervision and evaluation mechanism for the special entrusted services, and have the supervision and evaluation records.

2. Content and requirements of the operation and maintenance of common parts and common facilities and equipment project

Item	Contents and Requirements
Integrated management

1. Carry out the inspection in accordance with the relevant regulations.

2. Repair, update and transform according to the provisions of DB510100 / T 054-2010.

3. Have the basic files of common parts of houses and common facilities and equipment.

4. For the problems found in the inspection of common parts, the repair plan shall be prepared according to the scope of responsibility, and the repair shall be organized according to the plan. The faults occurred in the operation of the common facilities and equipment and the problems found in the inspection are within the scope of emergency repair, and the on-site maintenance shall be organized within 15 minutes.

5. Use the special maintenance funds of housing according to the contract. In case of emergency maintenance, implement maintenance according to the emergency use plan of maintenance funds.

6. Work out the maintenance plan of the next year in the fourth quarter of each year.

7. Special equipment in accordance with relevant regulations, operation, maintenance and regular testing.

8. thunder and lightning, heavy precipitation, strong wind and other extreme weather before and after the inspection and preventive measures.

9. Equipment room

(1) Clean once every half a month, the machine room is clean and orderly, and there is no sundries in the room.

(2) There is rat blocking board, rat poison box or sticky mouse board.

(3) In the obvious easy access position, equipped with qualified fire equipment and special tools, to ensure that it is in good condition and effective.

(4) The facilities and equipment signs and signs are complete.

(5) Posting or hanging the relevant systems and certificates.

(6) Complete and complete records.

10. The operation, inspection and maintenance records shall be filed monthly.

Shared parts

1. Housing structure

Quarterly inspection of beam, plate, column and other structural components, appearance deformation, cracking and other phenomena, the relevant owners should be advised to apply Please make the house safety appraisal, and take the necessary protective measures at the same time. Organize the repair according to the appraisal results.

2. Building parts

(1) Check the exterior wall veneer or plaster, eaves, balcony, rain cover, air conditioning outdoor unit support components, etc.

(2) Patrol the doors, Windows and Windows of the common parts once a week.

(3) Check the indoor floor, wall and ceiling of the common parts once a month; outdoor roof, scattered water, etc.

(4) Check the roof waterproof and rain falling pipe before the flood and after the heavy rain every year.

3. Auxiliary structures

(1) Patrol roads, sites, steps and handrails, side stones, pipe Wells and ditches once a week.

(2) Check the rain and sewage pipe Wells once a week.

(3) Patrol the gate, wall, fence, etc. once a week.

(4) Patrol leisure chairs, pavilions, sculptures and landscape sketches once a week.

(5) Check the lightning protection device once a year.

4. Exterior wall

Clean the exterior wall once every 3 years, and have a clean appearance.

water supply

1. The secondary water supply facilities shall be cleaned and disinfected at least once every six months, and the water quality shall meet the requirements of GB 5749.

2. Check the water supply facilities once a day, and solve the phenomenon of leakage in time.

3. Patrol the water tank room and water pump room twice a day to check the operation status of the equipment.

4. The cover plate of water tank and reservoir shall be kept in good condition and locked, and the key shall be kept by special personnel.

The overflow pipe outlet and air outlet shall be installed and kept in good condition.

5. If there is no automatic switch function, manually switch the standby water pump once a month.

6. Check the lubrication of the pump 4 times a year, supplement or replace the lubricant; maintain the pump once a year.

7. every year, the water supply pipe, valve, etc.

Drainage system

1. Have a flood control plan, and organize drills at least once a year.

2. equipped with flood control materials (sandbags, windproof tape, rain gear, lighting tools, generators, pumps, etc.).

3. Drainage facilities: Check rain, sewage Wells, roof rainwater outlets and other facilities before flood, organize cleaning and dredging to ensure smooth flow, and check main drainage outlets and pipe Wells before and after each rainfall.

4. Sewage pump: patrol twice a day in flood season, patrol once a week, check the running status of equipment; conduct manual start test once a week; maintain once a quarter.

5. septic tank: every half a year cleaning once, found abnormal timely cleaning.

Power supply and distribution system and lighting

1. Lighting in the building: patrol once every 8 hours, general faults shall be repaired within 8 hours; other complex faults shall be repaired within 1 day.

2. Lighting outside the building: patrol 3 times a week, repair the general faults within 12 hours; repair other complex faults within 3 days; adjust the time controller once every half a month.

3. Emergency lighting: patrol once a day, find the fault, and arrive at the site within 30 minutes to organize maintenance.

4. Low-voltage cabinet: inspect the equipment operation condition 3 times a day; maintain once every six months, including fastening, testing and cleaning; check the electrical safety twice a year. Check the grounding resistance once every six months; check the instrument once a year.

5. Low-voltage distribution box and line: check the running condition of equipment once a week; maintain once every six months, including tightening, testing and cleaning; switch once every six months.

6. Control cabinet: check the operating condition of the equipment twice a week; maintain twice a year, including fastening, testing, debugging and cleaning; correct the setting value of various electrical components or control equipment once a quarter; and check the remote control device twice a year.

7. Generator: test run once every half a month to ensure normal operation; run with load 2 times a year; activate the battery 2 times a year; inspect the charger and battery once a day.

8. Power distribution room and floor distribution room: complete doors, holes, holes, Windows; plugging around the wall line groove Tight; good lock; cable access line and switch identification is accurate.

9. substation high and low voltage cable trench, elevator bottom pit without water. Organize one routine test on high and low voltage bus, distribution board, transformer and cable every year, and maintain relevant equipment according to test records.

10. Check the internal accounting electricity meter once a year.

11. the street lamp, corridor lamp integrity rate should not be less than 95%.

Common facilities and equipment

1. Material defense

(1) There are anti-theft facilities, such as anti-theft umbrella, ant climbing thorns, hook wire or butter, etc.

(2) Set up centralized parking points for non-motor vehicles, park in an orderly manner, and install monitoring equipment.

(3) The unit anti-theft security door should be installed.

(4) The night lighting facilities such as street lights and corridor lights in the property area are complete and in normal use.

(5) Implement special personnel to carry out a comprehensive inspection of all kinds of physical defense facilities once a week to eliminate potential safety risks in time.

2. Technical defense

(1) Alarm control and management host: check once a day to ensure the normal operation of the equipment.

(2) Infrared radiation detector: test twice a week to ensure normal operation of the equipment.

(3) Image acquisition equipment: check the functions of monitoring the picture effect, video recording, and image preservation and so on twice a week to ensure the normal operation of the equipment.

(4) Camera: check the focus, clarity, infrared night vision, occlusion, lens and cleaning once every half a month, and make corresponding adjustment.

(5) Building intercom equipment: check the button, display screen, call and other functions once a week to ensure the normal operation of the equipment.

(6) Access control management equipment: check once a week to ensure the normal operation of the equipment.

(7) If the technical defense facilities and equipment are in abnormal operation and damage, they should be repaired immediately.

3. Fire fighting

(1) Fire fighting facilities and equipment are in good condition and can be used at any time; keep fire access unblocked.

(2) There are obvious signs and warning signs indicating fire risk, safe escape route, safety exit, fire fighting facilities and equipment at the entrances and exits, elevator doors, and safe evacuation route guidance map.

(3) Have the fire safety responsibility system, clear the fire safety responsibilities of posts at all levels.

(4) Have fire fighting and emergency evacuation plan, obligatory fire brigade and necessary firefighting equipment, and relevant personnel shall master the basic knowledge and skills of fire fighting; organize fire drills twice a year with employees, owners or users.

(5) The following fire-fighting facilities shall be inspected daily:

a. Whether the function of the fire alarm is normal and whether the indicator light is damaged;

b. Whether the valve, alarm valve set, pipe pressure and power supply in the fire pump room are normal

c. Whether the fire doors of evacuation passage and safety exit are in good condition and whether the fire doors are in normal state.

(6) The following fire-fighting facilities shall be inspected or tested once a month:

a. Start the fire pump and check whether it is normal;

b. Whether the interface and accessories of the fire pump adapter are intact, and whether the leakage and stuffy cover is complete;

c. Water storage level of the roof water supply tank;

d. Whether the fire door of the fire pump room is in good condition;

e. Whether the pressure of the fire extinguisher meets the requirements, whether it is expired, whether it is used and whether it cannot be used;

f. Whether the equipment, alarm button, indicator light and alarm control line in the indoor fire hydrant are complete and intact, whether there is no fault, rust, water leakage, and whether the interface gasket is complete. Whether the fire hydrant box door is intact, and whether it can be opened normally.

(7) The following fire-fighting facilities shall be inspected or tested once every 2 months:

a. Whether sound and light display of fire alarm device, control display function of fire control equipment, emergency lighting, evacuation indication sign are valid and in normal condition. Automatic conversion test on the main and standby power supply;

b. Force the fire elevator to stop on the first floor test;

c. Functional test of the water flow indicator, using the terminal water flow indicator should act, the fire control room should have signal display, the hydraulic alarm should issue alarm sound, and should start the fire pump. Conduct the water supply test on the water discharge test next to the alarm valve to verify the water supply capacity of the system;

d. nozzle appearance, found abnormal nozzle should be replaced in time, when there is foreign body on the nozzle should be removed;

e. Outdoor valve well inlet valve, roof tank valve and valve in pipe, verify whether they are in normal condition;

f. Whether the fire doors (including the fire shutter) with the linkage function with the fire alarm system can be linked, and whether the fire doors between the facilities and equipment are in good condition;

g. Whether the smoke control and exhaust system is in a normal condition.

(8) Whether the self-rescue escape device and escape rope installed in the public parts are normal, effective and damaged should be checked or tested once a quarter

(9) The installed detectors shall be tested once a year and all alarm control devices shall be tested once; after the fire detectors are operation for 2 years, they shall be cleaned once every 3 years and the unqualified ones shall be replaced.

(10) Find fire safety violations and fire hazards, correct and eliminate them immediately; if it cannot be corrected and eliminated immediately, report to the fire control institution of public security organs.

(11) The fire control room is on duty 24 hours a day to timely deal with all kinds of alarm and fault information.

(12) In case of fire, immediately report to the police, organize the initial fire fighting, evacuate the people in distress, and assist with the fire control institutions of the public security organs.

(13) Sign a fire protection maintenance contract with a qualified fire protection maintenance unit, stipulating the content, requirements, frequency, and duration of fire protection maintenance, as well as the rights, obligations and responsibilities of both parties.

(14) Have a fire safety management system, and conduct at least the fire safety training for employees 4 times a year. Every year, at least 4 times of fire safety publicity and education for the owners, can use the form of publicity boards, banners, lectures and so on

Lift

1. The elevator shall be regularly inspected once a year. One month before the expiration of the elevator inspection period, an application for regular inspection shall be submitted to the elevator inspection and testing institution.

2. Post valid elevator inspection signs in the elevator car or at the entrance and exit; post safety precautions and warning signs for use, the name of the management unit, the name of the maintenance unit and the telephone number in the elevator car, the rescue and the complaint.

3. There is an elevator use safety management system with the post responsibility system as the core.

4. Ensure the normal use of visual monitoring devices, voice prompt broadcast, wireless communication devices and other facilities in the elevator car.

5. The elevator emergency alarm device can make effective contact with the personnel on duty at any time.

6. The problems found in the daily maintenance and regular inspection should be eliminated in time.

7. Sign the elevator maintenance contract with the elevator maintenance unit with corresponding effective qualifications, and stipulate the content, requirements, frequency and time limit of the maintenance, as well as the rights, obligations and responsibilities of both parties.

8. Provide at least 1 elevator safety management personnel who have obtained the certificate of special equipment operator. Check the elevator safety condition at least twice a day. Special equipment safety training for elevator safety management personnel at least twice a year to ensure that they have the necessary safety knowledge.

9. Have emergency measures and rescue plans for elevator emergencies or accidents, and drill them once a quarter. The measures should be taken in time when the elevator is trapped. Property service personnel should arrive at the scene within 15 minutes, professional maintenance personnel within the six urban districts should arrive at the scene within 30 minutes, and other areas should arrive at the scene within 60 minutes.

Waterscape and recreation facility

1. Check leakage and leakage inspection to prevent leakage and ensure the safety of electricity.

2. During the use period, inspect the fountain, water pump and its auxiliary facilities twice a week, and check the leakage prevention facilities once a week.

3. Have safety warning signs.

4. Patrol the amusement facilities once a day to ensure that there are no safety risks.

3. Content and requirements of decoration and decoration project

Item	Contents and Requirements
Decoration and management

1. Has the decoration management and service system.

2. Have decoration management files.

3. Accept the decoration declaration and registration of the owner or user, sign the residential interior decoration management service agreement with the owner or user or the decoration enterprise, and inform the owner or user of the prohibited behaviors and matters needing attention in the decoration project.

4. During the decoration period, inspect the site once a day, found that the owner or user fails to declare and register or have illegal behavior, should be immediately dissuade; refuse to correct, report to the relevant administrative department, the owner, the owner committee.

5. The garbage entrusted for cleaning and transportation shall be temporarily piled up in the designated place and cleaned and transported within 3 days. If the garbage is cleared and transported by itself, it shall be cleaned and transported in bags or closed transportation.

4. Order maintenance services

Item	Contents and Requirements

1. There is a special person on duty 24 hours a day at the entrance and exit, and the residents shall swipe their cards in and out.

2. Inspect the key areas and key parts once every one hour.

3. There is a management system for external personnel, to inquire and register visitors.

4. Implement the management of card entry and exit of motor vehicles, non-motor vehicles license entry and exit, and vehicles parked in an orderly manner.

5. There is a management system for the entry and exit of bulk goods, and implements the registration management of the handling and exit of bulk goods.

6, the security control room has a special person 24 hours on duty.

7. Immediately report to the police for the illegal and criminal acts, and assist the public security organs to deal with them.

8. Carry out 4 special public security emergency plan drills every year.

9. The standby personnel shall be waiting for duty 24 hours, and the number shall not be less than 30% of the order maintenance personnel.

10. The order maintenance personnel must be trained in relevant laws and regulations and post process before taking up the post. Organize property management personnel and security personnel to carry out safety education and training twice every six months.

11. Use the community bulletin board to post safety publicity materials, and shellfish carry out safety publicity activities once every quarter.

12. Have a tenant management system, improve the tenant information, and cooperate with the registration of floating population and rental housing. The register is complete, there is rental housing bulletin board.

5. Environmental sanitation maintenance project

Item	Contents and Requirements
Garbage collection and transportation

1. There are garbage collection containers, the implementation of household garbage classification collection. There is a classification identification.

2. Wash garbage collection containers and garbage transfer station at least once every two days (once a day in summer). During flies and mosquito breeding season, spray the insecticide once every 2 day.

3. The garbage in the garbage collection container shall not exceed 2 / 3 of its capacity, and there shall be no scattered garbage around it. Household garbage shall be cleared and transported to the designated ones gather, Garbage transfer station, the clearance frequency is not less than 5 times / day.

4. Keep the garbage transfer station closed and clean.

5. The garbage truck should be closed and clean in appearance.

1. Inside the building

(1) Lobby and waiting hall on the first floor: clean and clear the floor once a day and the floor of the first floor; wipe the mail box once a week; wipe the lobby and waiting walls once a week; inspect the lobby and the first floor 3 times a day.

(2) Corridor and stairs: clean and clear the corridor and stair floor once a day; wipe common facilities such as handrail, railing, windowsill, fire door, fire hydrant and signs once a day; dust the lamps in the building once a quarter; clean and maintain the floor regularly according to the ground material; inspect the corridor and stairs twice a day.

2. Elevator car: wipe the elevator car door and panel twice a day; clear the car floor twice a day; care the elevator car decorated with stainless steel or other materials once a week; maintain the elevator car once a month; and inspect the elevator car 3 times a day.

3. Table and roof: clean the roof once a month; during the rainy season, clean the roof and roof twice a month; inspect the roof and inner patio once a week, and clean the sundries in time.

4. Roads and facilities outside the building: clean once a day and inspect the roads outside the building for 4 times; clean the public lighting and common facilities once every half a month; clean the awning and door head once a month.

5, waterscape: according to the water quality of the disinfection and purification treatment. Clean the water surface once a day during use; clean the bottom of the pool twice a year.

6, have a perfect elimination service plan and management system. Cooperate with relevant departments to prevent and control pests. The drug shall be informed in advance, and the location of the drug shall be clearly marked; and relevant records shall be kept.

6. Green Maintenance

Item	Contents and Requirements

1. Irrigation

With irrigation plan, adequate and uniform irrigation and drainage measures; adopt water-saving irrigation equipment and measures to irrigate the rainwater resources; ensure irrigation before germination, April, May, autumn and winter, and arrange irrigation according to plant species, growth and soil moisture.

2. Fertilization

Trees once to twice a year, shrubs 3 to 4 times a year, ground cover and lawn plants 4 to 5 times a year, flower plants topdressing according to their growth; increase soil organic matter annually through organic coverage.

3. Pest and insect pest control

Adopt the policy of prevention first and comprehensive prevention; control the occurrence of diseases and insect pests in time, adopt biological and physical methods to control diseases and diseases effectively, and reduce the impact of chemical pesticides on the environment.

4. Plastic pruning Trees should be pruned once in summer and winter; shrubs shall be pruned at least 3 times a year; hedge should be pruned at least 6 times a year, once before May Day and National Day; lawn at least 4 times a month in summer and at least 20 a year Times.

5. Herb

Comprehensive weeding 5 times a year, increase the number of key green space weeding, no weeds more than 20 cm.

6. Garbage disposal

The garbage generated by the greening operation shall be cleaned up within 30 minutes after the completion of the operation.7. Community culture construction project

7. Community Cultural Construction

Item	Contents and Requirements
Community Cultural Construction

1. There are management open boards and other publicity boards, and the content is updated once a month.

2. Carry out publicity and education on spiritual civilization at least four times a year, including scientific epidemic prevention, fire safety, food hygiene, use safety and safety of houses and ancillary facilities and equipment, environmental protection and legal knowledge.

3. Organize community cultural activities according to the property service contract every year, fully taking into account the needs of the multi-level owners of the old, middle, young and young.

4. There are volunteer organizations for public welfare activities in the community, such as loving the empty nesters and the disabled.

5. Community culture has activity plans, records, and complete relevant materials.

(2) Sichuan Province (Regional) Local Standards “and” Office Property Service Level Classification “Grade A service standard

1. Comprehensive service content and requirements project

Item	Service Standard
Basic Management

1. Sign (early) property service contract to clarify the rights and obligations. Publicize the performance of the property service contract according to the relevant requirements.

2. Sign a special service subcontract to clarify the rights and obligations of each party. Have a supervision and evaluation mechanism for the special subcontracting services, and improve the records.

3. have machine damage insurance and public liability insurance, etc.

Customer service place

1. have customer service center and reception desk, at least should be equipped with desk, chair, water dispenser, telephone, fax machine, photocopier, computer, printer, network, intelligent office system.

2. Publicize the business license, qualification certificate (copy) or other manager directory certificate (copy), name, photos, post information of project manager and main service personnel, property service matters, service standards, charging items, charging standard, service telephone number, three-level complaint telephone number, etc. Set up the management affairs open board.

3. An independent customer waiting area should be set up, with a place for goods storage.

Personnel

1. The employees shall obtain the practicing qualification certificate in accordance with the relevant regulations.

2. Implement the project manager responsibility system, with no less than one project leader in a property management area. The project leader shall obtain the professional qualification certificate of the property manager.

3. The project leader and the employees shall hold the practice list certificate.

4. Employees should wear uniform clothes, wear signs, provide standard service, and speak civilized language, enthusiasm and initiative.

5. Customer service personnel should be able to provide both Chinese and English bilingual services.

6. the power distribution room and monitoring room should be on duty 24 hours a day, no less than 2 people per shift.

7. At least one person in charge of special equipment safety management.

8. Equipped with at least 1 elevator safety administrator with a special equipment operator certificate.

9. equipped with no less than 1 secondary water supply system management personnel, with certificates.

10. At least one engineer engaged in facilities and equipment management.

System

1. There are common parts and common facilities and equipment maintenance, fire safety prevention, greening maintenance, environmental sanitation, public order maintenance and other management systems.

2. There are public management systems such as management regulations and the maintenance and management of the refuge floor.

3. the enterprise self-use facilities and equipment maintenance management system.

4. There is the first inquiry responsibility system and the complaint handling system.

5. there are fire control, public security, public security prevention, facilities and equipment, earthquake, flood control, elevator failure, public health and other public emergencies emergency plan.

6. There are special services subcontracting management system.

7, has the property service file management system.

8. Have a property service and financial management system.

9. Have a property service risk management system.

10. There is a property service, energy conservation and emission reduction management system.

11. There are property service personnel training and assessment management system.

Files

1. the file data management is standard, complete, clean, and easy to access.

2. there is a file manager, and set up a file reference room.

3. the property service electronic files and other materials are complete.

Customer service

1. Important property service items and information shall be announced at the main entrances and buildings, and customers shall be informed in the form of SMS and email through the information platform.

2. It shall inform, dissuade and report to the relevant administrative departments in violation of laws and regulations on public security, fire control, planning, environmental protection and other aspects.

3. Emergency repairs of water and electricity repair should arrive at the site within 30 minutes, and other emergency repairs should arrive at the site within 60 minutes. The maintenance return visit rate shall not be less than 95%.

4. The opinions and suggestions made by the owner or the user shall be replied within 48 hours.

5. The third-party evaluation agency shall organize no less than one satisfaction survey for the owner and the user once a year, and the satisfaction survey shall be no less than 85.

6. Have no-noised atmosphere management service measures.

Business and special services

1. Business services and special services shall be provided, including: inquiry service and message service, welcome service, letter and newspaper receiving service, delivery service, personal baggage handling, delivery service, luggage car, cart, umbrella rental service, air ticket ordering, confirmation service, etc.

2. The lobby should be equipped with umbrella cover machine, shoe wiping machine, etc.

3. The business and special services that should be provided include: high-end restaurants, staff canteen, coffee and bars, small shops, recreational facilities, exhibition hall, multi-function hall, conference center, business center, bank self-service withdrawal point, clubs, etc.

Spiritual civilization construction

1. have a publicity board or other forms of publicity platform, timely update according to the relevant requirements.

2. Organize customer cultural activities according to the property service contract every year.

3, the festival layout is not less than 3 times a year.

dealing with complaint

1. Implement the first inquiry responsibility system.

2. The complaints accepted should be answered within 12 hours.

3. Complaint handling and analysis should be done once a quarter.

4. After the complaint is handled, the return visit rate is 100%.

2. Content and requirements of management and maintenance of common parts

Integrated management

1. Annual maintenance and maintenance plan of the common building parts and common facilities and equipment.

2. Establish the house use and maintenance files, check the use of the house, inform customers of the correct use of the house, and abide by the norms, policies and regulations for the safe use of the house.

3. Carry out daily management and maintenance of the common parts of the house, with complete maintenance and maintenance records.

4, according to the actual service life and use of the house, regularly check the safety of the house, do a good inspection records.

5. Report the problems to the property owner in time, and organize the scope of minor repair shall be repaired in time. If it belongs to the scope of large or medium repair, it shall put forward plans or suggestions in time and organize them after the consent of the property owner. In case of an emergency, the necessary emergency measures should be taken.

6. Take termite control measures in time according to relevant regulations.

Common parts

1. Main structure

Visit it once every six months. In case of abnormal appearance, the relevant owner should be advised to apply for the house safety appraisal and take necessary protective measures.

2, floor: quarterly inspection once a quarter, the appearance of deformation, cracking and other phenomena should be repaired in time.

3. The facade

(1) Patrol once every half a month, and the damage, cracking and other phenomena should be repaired in time.

(2) signboards, billboards, neon lights are set up according to the regulations, unified and beautiful.

4. The glass curtain wall shall be inspected once a day, and problems should be dealt with in time according to the relevant national and industry regulations and relevant management measures of Chengdu.

5, indoor foyer, stairwell, corridor and passage, etc

Patrol not less than 1 time a day, the appearance of damage, cracking and other phenomena, should be repaired in time.

6. Basement: patrol once a day, and the problems should be repaired and dealt with in time.

7. Other common parts

(1) Roads, squares and parking lots

Keep it flat and have no water accumulation. There are no cracks in the square surface, the inspection well is not overflowing, and the inspection well cover has no defect.

(2) Patrol the ditches and pools once every 2 days, and there should be no garbage, no silt.

(3) The sketch landscape should be inspected at least 3 times a week, and any abnormality should be dealt with in time.

(4) Barrier-free facilities The installation of barrier-free facilities shall meet the relevant requirements of JGJ 50. Patrol inspection once a week, and repair and deal with the problems found in time.

Public signs

1. All kinds of signs should be equipped in Both Chinese and English, including floor, area, plane guidance, fire safety evacuation, greening, elevator, fire fighting facilities, all kinds of equipment, traffic and road guidance, falling objects and other signs.

2. The lobby and floor should be equipped with a unified user unit guidance logo.

3. The setting of all kinds of marks shall comply with the provisions of relevant national, industry standards and local standards.

3. Content and requirements of management and maintenance of common facilities and equipment integrated management

3. Content and requirements for management and maintenance of common facilities and equipment

Integrated management

1. Carry out property inspection according to relevant regulations, and establish the ledger of common facilities and equipment.

2. implement the equipment safety operation, regular tour inspection, maintenance, post responsibility system and other systems, equip the required professional and technical personnel, and strictly implement the operation procedures.

3. the common facilities and equipment files are complete, operation, maintenance records and major and medium repair, update, transformation records regularly place on file.

4. Strictly implement energy conservation and emission reduction measures, and plan, statistics, analyze and improve energy consumption every month.

5, standardize the use of special housing maintenance funds, emergency maintenance situation, take necessary emergency preventive measures, according to the emergency use plan implementation.

6. Make maintenance plans according to the equipment maintenance manual and the status quo of facilities and equipment.

7, special equipment and measuring instruments in accordance with the relevant provisions of professional maintenance and regular inspection and testing.

8, thunder and lightning, heavy precipitation, strong wind and other extreme weather before and after the inspection and preventive measures.

9. Check the lightning protection belt, lightning protection test points, lead lines and nodes once a month. Every year before the rainy season, the lightning protection center will test the building lightning protection system, and guide customers to conduct lightning protection testing on their important facilities and equipment.

10. Equipment room

(1) Strictly implement the personnel access registration system, and implement the permit system for the inspection and maintenance of the machine room.

(2) With rodent baffle board and other pest control measures. Establish dustproof buffer belt, equipped with dustproof measures such as slippers or shoe cover.

(3) Provide fire-fighting equipment and special tools in the obvious and easy to access positions, and check and maintain them every half a month.

(4) Relevant systems, equipment system diagram and emergency plan flow chart are posted or hung in the equipment room.

(5) Check and test the ambient temperature, humidity, illumination, sealing, rodent condition and ventilation every week.

(6) Check the fire-fighting facilities and equipment every half a month.

Common facilities and equipment	Lift system

1. Conduct special equipment safety training at least once a year.

Check the elevator safety condition at least once a day.

2. The unit with the corresponding administrative license shall maintain, clarify the rights, obligations and responsibilities of both parties in the maintenance, as well as the content, standard, frequency and period of implementation, etc.

3. Have emergency response plans for emergencies and safety accidents, and drill them for different types of elevators at least once every six months. When the elevator is trapped, the elevator safety administrator should arrive at the scene within 20 minutes.

Professional maintenance personnel should arrive at the site within 30 minutes. Generally, the fault shall be restored within 30 minutes, and the major fault shall be restored within 4 hours (except for replacing the tractor, main board, etc.). The cause cannot be restored and publicized.

4. Post valid “Elevator Use signs”, elevator use safety precautions and warning signs, the name of the use management unit and the maintenance unit and the emergency repair, rescue and complaint telephone number in a prominent position in the elevator car.

5. Ensure that the ventilation, temperature, humidity and voltage of the safe operation of the elevator meet the relevant standards and technical specifications. The elevator alarm device should realize 5 parties.

6. set up a 24-hour maintenance duty telephone, to ensure that 24 hours on duty. Each elevator should be maintained once every 10 days, and problems should be eliminated in time. One month in advance every year, and by the elevator inspection and testing institutions for regular inspection.

Ventilation and air-conditioning system

1. Strictly abide by the safety operation procedures of air conditioning equipment, and the maintenance standards meet the equipment requirements.

2. The control system is running normally, and the current, voltage, frequency, oil pressure, temperature, load and other operating parameters of the equipment operation are consistent with the technical standards.

3, according to the special equipment provisions of the boiler annual inspection, the inspection of the unqualified boiler, shall not continue to be used.

4. The central air conditioning and ventilation system shall be cleaned and maintained in accordance with the Sanitary Management Measures of the Central Air Conditioning and Ventilation System in Public Places and relevant requirements.

5. The host has a special person on duty, inspect the operation of the host once every 2 hours, and record the operation parameters.

6. Regularly during the operation of equipment, and deal with problems in time.

(1) Visit the lobby, conference room, corridor and other areas twice a day, set the temperature according to the national regulations, and test the temperature and humidity of the air outlet to meet the standard requirements.

(2) Check the boiler, safety accessories and auxiliary equipment once a day.

(3) Check all the pipes, air ducts, valve parts and instruments of the air conditioning system once a month.

(4) Check the air conditioning system host, water pump, and motor, cooling tower, expansion water tank and other equipment once a month.

(5) Check the operating noise of the cooling tower and the air outlet equipment once every quarter.

(6) Check the quality of air conditioning circulating water once every quarter.

(7) Clean the new fan and coil filter screen once a month.

(8) Check the rotating parts of the equipment once every quarter, adjust the transmission belt, and add or replace the lubricating grease.

(9) Check the power cabinet and control cabinet of the air conditioning system once a quarter, clean and remove dust, tighten bolts and test insulation.

(10) Check the foundation, hanger and equipment once a quarter.

(11) Check the equipment once a quarter, and the equipment has normal power supply and good appearance.

Water supply and drainage system

Chapter I The secondary water supply has a secondary water supply sanitation license. Water quality testing shall be conducted according to relevant sanitary management, and the water quality shall meet the requirements of GB 5749 and GB 17051.

2. The entrance of the living water tank (pool) is closed, covered with locks, and there are 14-18 mesh / square metal protective net for the overflow pipe, drainage pipe and vent.

3. If there are emergency treatment plans such as water shutdown, pipe explosion and water pollution, the customer is planned to be notified 24 hours in advance.

4. Check the water tank room, water pump room and the water distribution point facilities once a day.

5. Check the frequency converter, pressure regulator, pressure tank, control tank and other equipment of the frequency conversion water supply equipment once every 2 weeks to keep the pressure meeting the requirements.

6. Check the operation condition of the feed pump once a week, solve the abnormality in time, and rotate the standby pump every month.

7. Fill the lubricating oil to the lubrication part of the water pump every six months. Annual maintenance of water pumps, pipes, valves and other equipment.

8. Check and maintain the heat preservation and anti-corrosion protection of pipelines, valves and ancillary facilities once a year.

9. Have a flood control plan, and organize a drill once a year.

10, equipped with flood control materials (sandbags, windproof tape, rain gear, lighting tools, generators, pumps, etc.).

11. The sewage discharge shall comply with the relevant provisions of DB51 / 190.

12. Check the rain, sewage Wells, roof rainwater outlet and other facilities before the flood every year, and organize the cleaning and dredging.

13. Manual start test of sewage pump once a day; maintain once every six months.

14. Clean, check and maintain the control device every six months.

15. Check and clean the septic tank, indoor and outdoor drainage pipes and other facilities every six months.

16. Maintain drainage facilities and equipment such as pipelines and valves every year.

Power supply and distribution system

1. Full-time on-duty personnel should hold the “Special Operation Certificate” and “High-pressure network access Certificate”, and implement the 24-hour duty system.

2. The customer should be notified in advance when stopping and sending power is planned. In case of a sudden power failure, the standby circuit or the diesel generator power supply is put into operation according to the design time requirements.

3. According to the relevant regulations of DL / T 596, cooperate with relevant departments to conduct safety testing of shared facilities and equipment.

4. The transformer is running normally, the temperature control system is set to meet the requirements, and the ventilation and cooling equipment is reliable.

5. The power factor automatic compensation device is operating normally, and the power factor is not lower than 0.9.

6. Low-voltage power distribution equipment shall conduct comprehensive power outage maintenance once a year.

7. Check the generator once a week and run once a month; run once a year with over 50% load; every year Activate the storage battery once.

8. The DC operating system is running normally, and the battery charging and discharge tests are conducted once every quarter.

9. Maintenance of power distribution, power box dust removal, fastening (plate) screws, nuts and grounding devices once a quarter.

10. Check and improve the small animal prevention facilities in the equipment room once every six months.

Public lighting system

1. lighting energy saving management system, the illumination should meet the relevant requirements of GB50034.

2. The aviation obstacle lights shall comply with the relevant regulations of MH / T6012, and the outdoor neon lights of the building shall comply with the requirements of the government departments and management regulations.

3. Check the lobby, elevator, parking lot, passageway, lighting, landscape lighting, neon lights and other public parts twice a day, and the effective lighting rate is 98%.

4. Check the lighting power supply cabinet (box) once a week to ensure normal work and safe electricity use.

5. Check the neon lights once a month to ensure that the support frame is not corroded and firm, the font is not defective and the display is complete, and the time controller works normally and adjusts in time according to the climate.

6. Check the aviation obstacle lighting once a month to ensure that the support frame is not corroded and firm, the metal mesh cover is in good condition, and the lightning protection facilities are closely connected and work normally.

7. Clean and maintain the lighting power supply cabinet (box) once a quarter to ensure that the health inside and outside the cabinet is good, with normal instructions, clean wiring and solid grounding.

8. Check and test the grounding device once every quarter.

9. Conduct anti-corrosion and rust-proof maintenance on the outdoor power supply cabinet (box) once a year.

Public safety system	Public safety system

1. Fire-fighting equipment, facilities and linkage 1. Implement the fire safety responsibility system, with perfect fire safety management system and fire safety operation rules, and fire fighting and emergency evacuation emergency plan.

2. The fire control center shall be on duty 24 hours, and the personnel on duty shall hold certificates, no less than 2 people per shift, timely deal with all kinds of alarm fault information, professional training not less than once a year.

3. The obligatory fire brigade shall be set up, and its facilities shall comply with the relevant national and industry regulations. Training and drills should be conducted once a week.

4. Qualified maintenance units shall carry out maintenance according to the content, technical standards and frequency agreed in the contract, and the property management company shall collect one sealed maintenance record every month. Each front-end alarm equipment of the system shall be covered no less than once a year.24-hour on-duty telephone to handle various faults: when failure occurs, professional maintenance unit arrives on site for maintenance within 1 hour; during major failure, property personnel shall take timely measures for emergency treatment, and professional maintenance personnel shall arrive at the site within 30 minutes for emergency repair.

5. Organize fire drills not less than twice for employees, owners or users every year.

6. Automatic alarm system and linkage system work normally, and the timely maintenance rate is 100%.

7. Regular inspection and record of public fire fighting facilities and equipment, and organize and deal with problems found in time.

(1) Evacuation passage, safety exit and fire truck passage shall be inspected once every 2 hours to keep the evacuation passage and fire truck passage unblocked.

(2) Indoor and outdoor fire hydrants, fire extinguishers, emergency lights, fire doors, evacuation signs and other fire fighting facilities and equipment should be checked at least once a day to ensure that they are intact and effective.

(3) Emergency lighting shall comply with the relevant provisions of GB50016 and GB50045.

(4) Fire rolling shutter door shall be trial run once a month.

(5) Fire hydrant system and automatic spray system are started once a month for timely maintenance to ensure integrity and effectiveness.

(6) The emergency broadcasting system, sound and optical alarm system, smoke prevention and exhaust system and fire telephone shall be checked once a month. The sound pressure level of the emergency broadcasting system and sound and optical alarm system shall comply with the relevant provisions of GB50116.

(7) A qualified professional company will test the electrical line once a year.

(8) Fire high water tank, outdoor fire hydrant, pump connector and indoor and outdoor valves shall keep open at any time, and the valve stem shall be filled with lubricating oil once every six months. Indoor and outdoor fire hydrant pumps 30% per year for water discharge test.

(9) The terminal water test valve and alarm valve shall conduct the water discharge test once a month to check the system start, alarm function and water outlet situation.

(10) Switch test of main and standby power supply once a month, 30% discharge test of standby power supply once a quarter, and 80% discharge test of standby power supply once a year.

(11) Fire pipe, valve, and steel fire shutter door once a year.

(12) After the fire detector is put into operation for 2 years, it should be cleaned once every 3 years, and the unqualified ones should be replaced.

Parking lot management system

1. The personnel on duty are familiar with the system operation process, the mechanical parking equipment has a valid “Safety Inspection Pass” mark, and the operators hold the valid “Special Equipment Operators Certificate”.

2. The mechanical parking equipment shall be maintained by professional units, and the Maintenance Contract is signed.

3. There are emergency handling plans for power failure, system failure, violence, theft, vehicle blockage and car accidents, and drills once every quarter.

4. The management software runs normally, and the real-time state is consistent with the actual situation. The information indication screen, area and parking space count display data are accurate.

5, the image recognition system image is clear, timely communication.

6. The entrance and exit equipment and communication are normal, the electric channel gate is sensitive, and the vehicle detector works normally.

7. Clean the surrounding environment of the work site twice a day, and routinely check the safety protection devices.

8. Proof the parking data and on-site daily, and check the Common facilities and Equipment charging data.

9. Check the mechanical part of the gate once a week for flexible and reliable rotation.

10. Server database, back up system software and data every week.

11. Maintain the switch and communication card once a month to ensure the normal operation of the communication line.

12. Use relevant software to detect every month, and repair the faults found in time.

Other security technology prevention systems

1. there is an authorization mechanism, access control, encryption and decryption related management system.

2, video surveillance, intrusion alarm, electronic patrol, entrance and exit control and other subsystems interface is clear, timely communication, effective linkage.

3. The basic functions of remote management and control, electronic map application, remote image monitoring, system log and so on are improved.

4. The standby power supply is running normally, and the main and standby power supply switch is tested once a month.

5. Check the server, operation station, switch and LAN once a day, test the network communication speed and data transmission meet the requirements.

6. Check the video surveillance video and the intrusion alarm system alarm record once a day.

7. Clean the outer surface of the machine room operating table, cabinet, host machine, power supply and so on once a day.

8. Maintain the server, operating station and switch once a month, check the operating procedures and software, kill the virus and back up the database, and check the system time.

9. Conduct a simulated action test on the alarm terminal once a week.

10. Check the fast ball and cloud head camera once a week.

11. Check the door magnetic switch, card reader and electromagnetic lock once a month.

12. Check the imaging effect of video cameras, monitors and video recorders once a month.

13. maintenance once every half a year host, computer, switch, wiring cabinet, radiator, terminal equipment, etc.

14. Conduct a lightning protection test once a year.

Information network system

1. The information and communication system and equipment for the entrusted management shall have the entrusted management agreement approved by the owner, the property management party and the information and communication system operator.

2. Establish a troubleshooting process, the fault service request should arrive at the site within 20 minutes, generally the fault recovery time should not exceed 8 hours, and notify the affected users in time.

3, the server, firewall, switch and modem are in good technical condition, and the line is clean and orderly.

4. Management personnel patrol servers, switches, transmission lines and workstations every day.

5. Check the communication status of the system host, module, report printing function and related software every month, and repair the faults in time.

6. Conduct the load discharge of 80% battery capacity for the UPS power supply once every six months, and replace the damaged battery in time.

7. Check and test the grounding device quarterly.

8. Carry out anti-corrosion and rust prevention maintenance of outdoor facilities once a year.

Intelligent integrated system

1. The system implements hierarchical management, and has special account and password management.

2. The fault service request shall arrive at the site within 15 minutes, generally the fault recovery time shall not exceed 8 hours, overdue to notify the affected users.

3. The debugging of the digital conference system was completed 20 minutes in advance, and that of large meetings was completed 60 minutes in advance.

4. Check the working status of operation parameter setting, DDC module, each terminal sensor and actuator twice a day.

5. Collect the equipment operating parameters and statistical reports every week, and adjust the operating parameters to save energy.

6. Open and check the chassis of servers, operating stations, controllers and other equipment every month.

7. Measure and check the DDC module every quarter.

8. Check and adjust various switches and lighting controller contacts of the digital conference system every quarter.

9. Carry out a comprehensive maintenance of the whole system once every six months, and test the grounding device.

10. Carry out anti-corrosion and rust prevention maintenance of outdoor facilities once a year.

4. Decoration management and service content and requirements ornament

1. Strictly implement it in accordance with the decoration management and service system

2. Decoration management service files and related inspection records, including but not limited to decoration plan, fire control record registration, etc.

3. The decoration project involving the safety structure of the house shall be declared and registered in accordance with the relevant regulations.

4. During the decoration, the property service agency and the decoration person shall sign the decoration management service agreement, the fire safety agreement, etc., to clarify the rights and obligations of the relevant parties.

5. The decoration drawing review shall be completed within 5 working days.

6. During the decoration period, the order inspection shall not be less than 2 times a day, and the professional inspection shall not be less than 1 times, and there are inspection records.

7. In the decoration process, protection measures should be taken for the main decoration passageway and the elevator car.

8. After the decoration is completed, the associated public facilities and public parts shall be inspected.

9. the customer decoration project fire completion acceptance, can handle the entry procedures.

10. the decoration garbage should be bagged and stacked in the designated place.

5. Content and requirements of public order management and maintenance

Integrated management

1. Carry out safety prevention publicity activities at least once every six months.

2. Carry out no less than one special public security emergency plan drill every year.

3. Carry out emergency plan drills in extreme climate (such as earthquake, lightning, heavy rainfall, strong wind, etc.) at least once every year.

Etiquette service	1.08:00- -18:00 Standing guard service. 2. Wear white gloves uniformly.
Door post service

1. The main entrance and exit is at 24 hours on duty.

2. 08:00- -18:00 Standing guard service.

3. Implement special channels and access management for external personnel (construction personnel, delivery personnel, food delivery personnel, etc.).

4. Registration of personnel during non-office hours.

5. Implement the goods release and access management system.

Monitoring management

1. Safety monitoring facilities should be operated 24 hours, and the control room should be on duty 24 hours. The monitoring image is clear, and the monitoring records are complete.

2. ensure the telephone (fire, elevator, public security, etc.) smooth, timely answer.

3. The registration system shall be implemented for external personnel entering and leaving the monitoring center.

4. The monitored input data shall be kept for at least 30 days for future reference, and the special requirements shall be implemented according to the relevant regulations or industry standards. An examination and approval system shall be implemented for the inspection of monitoring data.

Safety inspection

1. Key areas and key parts are inspected once every 2 hours, and other areas are inspected once every 4 hours to ensure that the inspection routes can cover all floors.

2. during the static building time: the corresponding entrances and exits should be effectively closed.

Parking management

1. Publicize the parking lot charging standard and the garage management system, and set up safety warning signs and driving indication signs. The vehicle yard management personnel shall guide the vehicle.

2. Maintain the illumination demand of the normal driving of the vehicle.

3. The parking lot of charge management should be managed 24 hours a day, and the vehicles should be parked in an orderly manner.

4. The car yard management personnel shall have necessary personal safety precautions, and organize regular training, and have training records.

5. The underground parking lot should be equipped with flood control sandbags and related drainage facilities to prevent floods in the rainy season and ensure the safety of vehicles.

6. Regular ventilation and exhaust of the underground parking lot.

7. Non-motor vehicles shall park in the designated areas, with safety control measures.

6. Environmental sanitation and greening management and maintenance

Environmental health	Appearance peripheral

1. The facade shall be cleaned not less than once a year. The glass awning has no obvious stains and visible garbage.

2. the peripheral ground garbage cleaning in time, no water, no obvious oil, dirt. Traffic signs, advertising signs, railings, lamps and other facilities shall be kept free of dust.

Lobby

1. the ground: clean, clean stone ground brightness to keep70%.

2. wall, glass: timely cleaning and decaling, the surface without damage, no handprint, stains, stone wall regularly waxing and polishing treatment.

3. all facilities, accessories, decorations: clean, neat, surface without dust, regular maintenance.

Floor common area

1. the ground: clean, tidy, no visible garbage.

2. ceiling: clean, no stains.

3. stair handrail: clean, dust-free.

4. supporting facilities: clean and dust-free.

5. garbage collection containers, smoke tub: timely cleaning of garbage, cigarette butts and other visible garbage stay time shall not exceed 60 minutes, the garbage in the bucket shall not exceed 2 / 3 of the capacity.

	Accessible roof on the platform	1. the ground: timely cleaning, no garbage, no debris. 2. railings, lamps, walls: regularly clean, the surface without dust.
	Elevator sedan	1. ceiling: clean, no dust. 2. the surface: clean, no dust, no stains, and no obvious handprint, bright and clean. 3. the ground: smooth, clean, no stains.
Parking lot

1. ceiling: no spider web, no obvious dust.

2. the wall: no dust, no obvious stains.

3. the ground: clean, no visible garbage, no water, and no oil pollution.

4. facilities and equipment: clean surface, no dust.

Public washroom

1. ceiling: clean, dust-free.

2. the wall: clean, no stains.

3. the ground: clean, no water stains, no stains.

4. paper products, hand sanitizer and other supplies: timely configuration.

5. paper basket and other collection containers: timely cleaning, the capacity is not more than 2 / 3, the surface of the container clean.

6. supporting facilities: clean, dust-free, mirror without water trace.

7. The configuration of toilet supplies shall comply with the relevant provisions of 6.2.4.3 in DB510100 / T 082-2012.

	Garbage collection and transportation	There are garbage collection containers, for the classification, collection and treatment of garbage. The ground of the garbage transfer station shall be towed once a day, and the garbage shall be cleared no less than once a day.

Disinfection

1. Entrust professional disinfection companies to carry out disinfection work.

2. Have perfect disinfection service plan and records, and cooperate with relevant departments to prevent and control pests.

3. four hazards elimination of regular elimination, with relevant records. The drug delivery should be informed in advance, and the location of the drug delivery is available apparently marked.

4. Public toilets and elevator cars should be disinfected at least 3 times a day.

5. Garbage transfer station and garbage collection containers should be disinfected at least twice a day.

6. Public area: conduct disinfection according to actual needs.

Green conservation	Irrigation	underwater infiltration is sufficient and uniform, with drainage measures.
	Fertilization	Trees are fertilized once a year, shrubs 2 to 3 times a year, ground cover and lawn plants 3 to 4 times a year, flower bed plants according to the growth of topdressing, organic fertilizer should be used.
Pest control

1. timely control the occurrence of diseases and insect pests, try to use biological and physical methods to effectively control diseases and insect pests.

2. pesticide use type, multiple is appropriate, spraying uniform, thoughtful.

3. the disease and insect rate is lower than 8% or the disease (insect) sentiment index is lower than 15%.

	Pruning	1. arbor: before regular repair. 2. Shrubs: regular pruning. 3. hedge: regular pruning, maintain a unified height. 4. lawn: regular pruning, replanting, no exposed soil.
	Weeding	5 times a year, and increase the number of weeding
	Disposal of green plant waste	The greening garbage should be cleaned up within 30 minutes after the completion of the operation.
Potted plants

1. strong ornamental, long ornamental period, variety and size should be coordinated with the office building.

2. leaves clean, shiny, no dead branches and leaves, no diseases and insect pests, no grass.

3. The flowerpot and tray are intact and clean, and the soil surface is not exposed.

4. the use of non-toxic, harmless, no odor substrate in the public are as cultivation, prohibit the use of organic fertilizer, prohibit spraying pesticides.

Annex 6:

Other Services